Declaration:

I Declare under penalty of perjury under the laws of the United States of America that the foregoing is true and correct. Executed on October 04, 2024.

Signature: /s/

Private Treasury

All Rights Explicitly Reserved

ADDITIONAL INFORMATION

Prospective institutional Investors receiving this prospectus are hereby invited to question the Foreign Private Issuer concerning the information within said offering at the following address:

JUAN MANUEL MEDINA

ZIN TRUST

C/O **PRIVATE TREASURY**

19444 NW 51ST PLACE DESCRIPTION: image
Document: ExhbitA24059050-1_2
Type: Graphic

MIAMI GARDENS, FL. 33055

ATTENTION:

THE FOLLOWING EXHIBITS LISTED BELOW HAVE BEEN ATTACHED SEPARATELY FROM THIS PROSPECTUS

1. **United States of America Department of State Certificate No. 24059050-1** (Exhibit A)
   a. Please review the following verbiage regarding said Certificate: "I Certify that the documents hereunto annexed is under the Seal of the **State(s) of Florida,** and that such **Seal(s) is/are entitled to Full faith and credit.***"
      ii. State of Florida Department of State Notarial Authority Certificate **No. 10536749**
         b. State of Florida Department of State: **JUAN MANUEL MEDINA (BC-109-1982-083699)**

2. **Standard Form 28- Affidavit of Individual Surety** (Exhibit B)
   iii. Standard Form 1416- Payment Bond for other than Construction Contracts
   iv. Standard Form 1418- Performance Bond for other than Construction Contracts

3. **Department of the Treasury- Internal Revenue Service Form and W8 BEN,** which was recorded during a regular course of business and returned to the Private Treasury for record keeping purposes.(Exhibit C)